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                                  Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements of The Rouse Company on Form S-3 (File Nos. 33-57347, 333-20781 and 333-51555) of our report dated February 24, 1999, relating to the combined consolidated financial statements and related schedules of Real Estate Ventures owned by The Rouse Company Incentive Compensation Statutory Trust and The Rouse Company as of and for the year ended December 31, 1998, which report appears in the Annual Report on Form 10-K of The Rouse Company for the year ended December 31, 1998.




                                          KPMG LLP

Baltimore Maryland
April 20, 1999